                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                    INSCAPE,

                             WARNER MUSIC GROUP INC.

                                       AND

                               GRAPHIX ZONE, INC.


                                FEBRUARY 24, 1997

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   Basic Transaction.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          (a)  Purchase and Sale of the Acquired Assets. . . . . . . . . . . . 3
          (b)  Assumption of Liabilities . . . . . . . . . . . . . . . . . . . 3
          (c)  Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . 3
          (d)  The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          (e)  Deliveries at the Closing . . . . . . . . . . . . . . . . . . . 3
          (f)  Allocation. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

3.   Representations and Warranties of the Seller. . . . . . . . . . . . . . . 3
          (a)  Organization of the Seller. . . . . . . . . . . . . . . . . . . 3
          (b)  Authorization of Transaction. . . . . . . . . . . . . . . . . . 4
          (c)  Noncontravention. . . . . . . . . . . . . . . . . . . . . . . . 4
          (d)  Title to the Acquired Assets. . . . . . . . . . . . . . . . . . 4
          (e)  Material Contracts. . . . . . . . . . . . . . . . . . . . . . . 4
          (f)  Intellectual Property . . . . . . . . . . . . . . . . . . . . . 5
          (g)  Patents and Patent Rights . . . . . . . . . . . . . . . . . . . 5
          (h)  Identification of Employees and Compensation. . . . . . . . . . 5
          (i)  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . 5
          (j)  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          (k)  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          (l)  Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          (m)  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          (n)  ERISA and Employment Matters. . . . . . . . . . . . . . . . . . 6
          (o)  Real Property . . . . . . . . . . . . . . . . . . . . . . . . . 7
          (p)  Related Parties . . . . . . . . . . . . . . . . . . . . . . . . 8
          (q)  Underlying Documents. . . . . . . . . . . . . . . . . . . . . . 8
          (r)  Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . . 8
          (s)  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          (t)  Investment Representations. . . . . . . . . . . . . . . . . . . 8

4.   Representations and Warranties of the Buyer . . . . . . . . . . . . . . .10
          (a)  Organization and Capitalization of the Buyer. . . . . . . . . .10
          (b)  Authorization of Transaction. . . . . . . . . . . . . . . . . .10
          (c)  Noncontravention. . . . . . . . . . . . . . . . . . . . . . . .10
          (d)  Concerning the Shares . . . . . . . . . . . . . . . . . . . . .11
          (e)  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . .11
          (f)  SEC Reporting Status and Filings. . . . . . . . . . . . . . . .11
          (g)  Information Provided. . . . . . . . . . . . . . . . . . . . . .11

          (h)  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .11
          (i)  Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . .12

5.   Post-Closing Covenants and Agreements . . . . . . . . . . . . . . . . . .12
          (a)  General . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
          (b)  Certain Employees of the Seller's Business. . . . . . . . . . .12
          (c)  Certain Distribution Rights . . . . . . . . . . . . . . . . . .12
          (d)  Certain Agreements. . . . . . . . . . . . . . . . . . . . . . .12
          (e)  Reporting Status. . . . . . . . . . . . . . . . . . . . . . . .12
          (f)  Board Seat. . . . . . . . . . . . . . . . . . . . . . . . . . .12
          (g)  Condition to Transfer of Certain Contracts. . . . . . . . . . .13

6.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
          (a)  Indemnification of Losses . . . . . . . . . . . . . . . . . . .13
          (b)  Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
          (c)  Notice of Claims. . . . . . . . . . . . . . . . . . . . . . . .14
          (d)  Third Party Claims. . . . . . . . . . . . . . . . . . . . . . .14
          (e)  Disputed Claims . . . . . . . . . . . . . . . . . . . . . . . .14
          (f)  Surrender of Shares . . . . . . . . . . . . . . . . . . . . . .14
          (g)  Survival of Representations and Warranties. . . . . . . . . . .15

7.   Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
          (a)  Press Releases and Announcements. . . . . . . . . . . . . . . .15
          (b)  No Third Party Beneficiaries. . . . . . . . . . . . . . . . . .15
          (c)  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .15
          (d)  Succession and Assignment . . . . . . . . . . . . . . . . . . .15
          (e)  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .15
          (f)  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
          (g)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
          (h)  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .16
          (i)  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . .16
          (j)  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
          (k)  Construction. . . . . . . . . . . . . . . . . . . . . . . . . .16
          (l)  Incorporation of Exhibits and Schedules . . . . . . . . . . . .17
          (m)  Bulk Transfer Laws. . . . . . . . . . . . . . . . . . . . . . .17
          (n)  Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . .17
          (o)  Confidentiality of Information. . . . . . . . . . . . . . . . .17
          (p)  Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . .17
          (q)  Guarantee by WMG. . . . . . . . . . . . . . . . . . . . . . . .18

     Schedule 1     Seller's Products

     Schedule 2     The Acquired Assets

     Schedule 3     Seller's Disclosure Schedule

     Schedule 4     Allocation of Purchase Price

     Schedule 5     Excluded Assets

     Schedule 6     Employees

     Exhibit A      Form of Bill of Sale

     Exhibit B      Form of Agreement of Assumption of Liabilities

     Exhibit C      Form of Registration Rights Agreement

     Exhibit D      Form of Certificate of Designations of Series C Convertible
                    Preferred Stock

                            ASSET PURCHASE AGREEMENT


     Agreement entered into on February 24, 1997, by and among Graphix Zone, Inc., a Delaware corporation (the "BUYER"), Inscape, a Delaware general partnership among Home Box Office and corporations owned by Warner Music Group Inc. ("WMG") and Nash New Media, Inc., respectively (the "SELLER"), and WMG.

     This Agreement contemplates a transaction in which the Buyer will purchase certain assets (and assume certain liabilities) of the Seller's Business in return for the consideration described herein.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   DEFINITIONS.

          "ACQUIRED ASSETS" means the following assets of the Seller pertaining to the Seller's Business other than the Excluded Assets:

          (a)  All right, title and interest in and to the Seller's Products.

          (b) All Intellectual Property associated with the Seller's Products including the trademarks, copyrights, and trade secrets identified on SCHEDULE 2(a).

          (c) All rights under all agreements with respect to the development or design of the Seller's Products ("Title Agreements") identified in Section
(ix) of Schedule 2(c).

          (d) All equipment and personal property used in the Seller's Business identified on SCHEDULE 2(L).

          (e) The leases and other agreements listed on SCHEDULE 2(c) which are identified on SCHEDULE 2(e) to be assigned to the Buyer.

          (f)  All marketing plans.

          (g)  All right, title and interest in and to the "Inscape" name.

          "ASSUMED CONTRACTS" means the Title Agreements and the contracts identified in SCHEDULE 2(e) to be assigned to the Buyer.

          "ASSUMED LIABILITIES" means only the following liabilities:

          (a) Liabilities pertaining to the Seller's Business or to the Acquired Assets arising on or after the Closing Date (but NOT any liabilities that arise out of litigation or claims that are pending or threatened on the Closing Date).

          (b) Those liabilities with respect to employees of the Seller accepting employment with the Buyer described in Section 5(b).

          "CLOSING" and "CLOSING DATE" have the meanings set forth in
Section 2(d) below.

          "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

          "EXCLUDED ASSETS" means those assets of the Seller identified on
SCHEDULE 5 hereto.

          "INTELLECTUAL PROPERTY" means (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registration and applications for registration thereof, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (f) other proprietary rights, and (g) copies and tangible embodiments there (in whatever form or medium).

          "KNOWLEDGE" means actual knowledge (i) of the senior executives of the Seller, and (ii) of the senior managers of the Seller having responsibility for the subject matter in question.

          "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice.

          "PARTIES" means the Buyer, the Seller and WMG.

          "PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

          "SELLER'S BUSINESS" means the Seller's business of designing, developing, and marketing interactive entertainment software products.

          "SELLER'S PRODUCTS" means those products now offered for sale by the Seller ("EXISTING TITLES") and those products now under or currently planned for development by the Seller ("TITLES IN DEVELOPMENT") including those listed on
SCHEDULE 1 hereto. The Seller's Products also include those discontinued products listed on SCHEDULE 1.

     2.   BASIC TRANSACTION.

          (a) PURCHASE AND SALE OF THE ACQUIRED ASSETS. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

          (b) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligations or liabilities of the Seller which are not Assumed Liabilities. Without limiting the foregoing, the Buyer shall not assume or be responsible for any liabilities accrued on the Seller's balance sheet as of the Closing Date.

          (c) PURCHASE PRICE. At the Closing the Buyer shall deliver to the Seller a certificate representing 948,148 shares (the "SHARES") of the Buyer's Series C Preferred Stock (the "PURCHASE PRICE"). The Shares shall have the rights, privileges, preferences and restrictions set forth in the form of Certificate of Designations of Series C Convertible Preferred Stock attached hereto as EXHIBIT D.

          (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Snell & Wilmer L.L.P., 1920 Main Street, Suite 1200, Irvine, California 92614 at 9:00 a.m. local time on _____, or as soon thereafter as practicable (the "CLOSING DATE").

          (e) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer a Bill of Sale for the Acquired Assets in the form attached hereto as EXHIBIT A, (ii) the Buyer will deliver to the Seller the Shares and a document of Assumption of the Assumed Liabilities in the form attached hereto as EXHIBIT B, and (iii) each Party shall deliver to the other all such agreements, documents and instruments contemplated by this Agreement or necessary for the conveyance of the Acquired Assets to the Buyer and the assumption of the Assumed Liabilities by the Buyer.

          (f) ALLOCATION. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation of the Purchase Price set forth on SCHEDULE 4 attached hereto.

     3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller and WMG represent and warrant to the Buyer that the statements contained in this
Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the schedules accompanying this Agreement and initialed by the Parties.

          (a) ORGANIZATION OF THE SELLER. The Seller is a general partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware. The general partners of the Seller are Warner Music Multimedia Inc. (a wholly-owned subsidiary of WMG), Home Box Office and Nash New Media, Inc.

          (b) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Seller has taken all actions required for the execution, delivery and performance of this Agreement by the Seller and the sale of the Acquired Assets as provided herein. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms. The persons who have executed this Agreement on behalf of the Seller have been duly authorized to do so by the partners of the Seller.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the partnership agreement, as amended, of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require a notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Seller is a party or by which the Seller is bound or to which any of the Seller's assets is subject, except where (A) disclosed in the Disclosure Schedule or (B) the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice would not have a material adverse effect on the financial condition of the Seller's Business or the ability of the Parties to consummate the transactions contemplated by this Agreement. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except where (A) disclosed in the Disclosure Schedule or (B) the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Seller's Business or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

          (d) TITLE TO THE ACQUIRED ASSETS. Except as set forth in SCHEDULE 3(d), the Seller has good and marketable title, free and clear of all mortgages, liens, pledges, claims, easements, rights of way, conditions, security interests, or encumbrances, to all of the Acquired Assets, respectively, real and personal, tangible and intangible, to be sold, conveyed, transferred and delivered hereunder. At the Closing, the Buyer will obtain good and marketable title to the Acquired Assets, free and clear of all liens, security interests, charges or encumbrances.

          (e) MATERIAL CONTRACTS. Set forth in SCHEDULE 2(c) is a list of all material written agreements, leases, contracts, and commitments of the following types relating and applicable to the Seller's Business to which the Seller is a party as of the date of this Agreement: (i) employment and consulting agreements; (ii) license agreements; (iii) manufacturing agreements;
(iv) secrecy agreements; (v) any contract or purchase order to which the Seller is a party for the purchase of products, materials, or supplies requiring a payment after the date hereof of $5,000 or more; (vi) any customer order or sale contract to which the Seller is a party for products under which the customer is to make a payment after the date hereof of $5,000 or more; (vii) distributor agreements; (viii) research agreements; (ix) development agreements; (x) contracts with any government or government agency; (xi) leases;
(xii) contracts not within the Ordinary Course of Business; (xiii) output or requirements agreements; (xiv) leases; and (xv) any other material agreement, contract, or commitment relating to the Seller's Business or the Acquired Assets. The Seller has, in all material respects, performed all obligations required to be performed by it under the Assumed Contracts. To the Knowledge of the Seller, each of the other parties to the Assumed Contracts has, in all material respects, performed all the obligations required to be performed by them to date thereunder. Each Assumed Contract (i) is valid, binding and enforceable in accordance with its terms, (ii) is in full force and effect with no default or dispute existing or, to the knowledge of the Seller, threatened with respect thereto, and (iii) will not be terminated or otherwise affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in SCHEDULE 3(j), no consent of any third party is required for the assignment of any Assumed Contract to the Buyer.

          (f) INTELLECTUAL PROPERTY. SCHEDULE 2(a) to this Agreement contains a true and complete list of all Intellectual Property which is applicable to and used by the Seller in the operation of the Seller's Business. SCHEDULE 2(a) includes the following information (to the extent applicable) for each such item of Intellectual Property: date first used, whether or not registered, and registration number. To the Knowledge of the Seller, none of the Seller's Products or any Intellectual Property used by the Seller infringes the Intellectual Property or other proprietary rights of any other party. All Intellectual Property developed for the Seller was so developed under agreements with employees, consultants or others which provide that the Intellectual Property so developed is a "work made for hire" or otherwise providing for the assignment of all rights thereto to the Seller.

          (g) PATENTS AND PATENT RIGHTS. The Seller has no patents or applications for patents. To the Knowledge of the Seller, the manufacture, use or sale of the Seller's Products do not violate or infringe on any patent or any proprietary or personal right of any person or firm.

          (h) IDENTIFICATION OF EMPLOYEES AND COMPENSATION. SCHEDULE 3(h) contains a true and complete list of the names of all employees of the Seller's Business and all consultants material to the Seller's Business, their position with Seller's Business, and their salary and other compensation from the Seller as of the date hereof.

          (i) COMPLIANCE WITH LAWS. The Seller's Business has been operated in compliance with all federal, state, local and foreign laws, regulations and orders, the violation of which would have a material adverse effect upon the Acquired Assets. All reports and filings required to be made by the Seller with respect to the Seller's Business under foreign, federal, state, and local statutes, laws, regulations, rules, and ordinances relating to health, safety, and protection of the environment have been filed in a timely manner, and no such report or filings are currently required that have not been made.

          (j) CONSENTS. Except as set forth in SCHEDULE 3(j), no approvals or consents of or assignments by any person (including, without limitation, any federal, state or local governmental or administrative authorities) are necessary in connection with the execution, delivery or performance of this Agreement.

          (k) TAX MATTERS. All taxes, including, without limitation, income, excise, property, sales, transfer, use, franchise, payroll, employees' income withholding and social security taxes imposed or assessed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by the Seller with respect to the Seller's Business, and all interest, penalties and additions thereon, whether disputed or not, have been paid in full; all tax returns or other documents required to be filed in connection therewith have been accurately prepared and duly and timely filed. No issues have been raised (or are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to above, and no waivers of statutes of limitations have been given or requested with respect to the Seller in connection therewith. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Seller's Business

          (l) PROPERTIES. SCHEDULE 2(L) contains a full and complete list of all equipment and personal property used in the Seller's Business having an original cost basis in excess of $2,000 as of the date hereof. The Seller has good and marketable title to all equipment and personal property reflected in
SCHEDULE 2(L), free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge, or equity of any nature whatsoever, except for the lien of current taxes not yet due and payable. All of the equipment and personal property used in the Seller's Business or necessary to the conduct of the Seller's Business is in good operating condition and repair, normal wear and tear excepted.

          (m) LITIGATION. Except as set forth in SCHEDULE 3(m), there is no claim, dispute, action, proceeding (including arbitration), suit or appeal, or investigation, at law or in equity, pending (other than those, if any, with respect to which service of process or similar notice has not yet been made and which are not within the Knowledge of the Seller) or, to the Knowledge of the Seller, threatened against the Seller or the Seller's Business or involving any of the Acquired Assets before any court, agency, authority, arbitration panel or other tribunal. The Seller is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, and the Seller is not in default with respect to any notice, order, writ, injunction, or decree.

          (n)  ERISA AND EMPLOYMENT MATTERS. Except as set for in SCHEDULE 3(n),


                    (i) The Seller does not presently maintain, contribute to or have any plan or arrangement that (A) could subject the Seller or the Buyer (under any successor liability theory) to any current or potential multi-employer plan withdrawal liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or (B) is an unfunded or funded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, except as required by section 4980B of the Code or sections 601 through 609 of ERISA.

               (ii) With respect to each of the employee benefit plans in which any employee of the Seller's Business participates, the Seller has furnished to the Buyer true and complete copies of (A) the plan documents (including any related trust agreements), and (B) the most recent determination letter received from the Internal Revenue Service, if applicable.

               (iii) The Seller shall be responsible for satisfying the requirements of Section 4980B of the Code and Sections 601 through 609 of ERISA ("COBRA requirements") with respect to any employee of the Business who had a qualifying event prior to the Closing or for any employee of the Seller's Business not otherwise employed by the Buyer after the Closing, to the extent required under the COBRA requirements. The Buyer shall be responsible for satisfying the COBRA requirements for any employee of the Seller's Business employed by the Buyer after the Closing, to the extent required under the COBRA requirements.

               (iv) The Seller has not made any promises to or agreements (implicit or explicit) with any of the employees listed on SCHEDULE 3(h) with respect to severance and similar compensation other than as provided in the Seller's employee handbook.

          (o) REAL PROPERTY. SCHEDULE 3(o) contains a full and complete list of all real property owned, leased, or under option to purchase by the Seller and a list of all contracts and commitments relating to real property to which the Seller is a party. All such leased property is held under valid, subsisting and enforceable leases. In addition:

               (i) As of the Closing, no Hazardous Material (as defined in clause (iv) below), underground storage tanks, pipes, or sumps are present at any sites where the Seller's Business is operated, and to the best of the Seller's knowledge, no reasonable likelihood exists that any Hazardous Material present on other property will come to be present at any sites where the Seller's Business is operated. The Seller has conducted no Hazardous Materials Activity in connection with the Seller's Business or at any sites where the Seller's Business is operated.

               (ii) The Seller has obtained no Environmental Permits (as defined in clause (iv) below) in connection with the conduct of the Seller's Business, and none are required.

               (iii) The Seller has delivered to the Buyer all records concerning activities of the Seller and all environmental audits and environmental assessments conducted at the request of, or otherwise possessed by, the Seller. The Seller has complied with all environmental disclosure obligations imposed upon it with respect to the Business or the transactions contemplated herein under any applicable law.

               (iv) For purposes of this Section 3(o), the following capitalized terms shall have the following meanings:

                    (i) "Environmental Laws" shall mean all laws, rules, regulations, orders, treaties, statutes and codes of any federal, state, or local governmental authority relating to human health, safety, or the environment.

                    (ii) "Environmental Permit" shall mean any approval, permit, license, clearance or consent required to be obtained from any private person or any governmental authority pursuant to any Environmental Law.

                    (iii) "Hazardous Material" shall mean any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

                    (iv) "Hazardous Materials Activity" shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale, handling, or distribution of any Hazardous Material or any product containing a Hazardous Material.

          (p) RELATED PARTIES. Except as listed or described in SCHEDULE 3(p), no officer, director or other affiliate of the Seller, directly or indirectly, is party to any material arrangement affecting the design, development, marketing, distribution or use of the Acquired Assets.

          (q) UNDERLYING DOCUMENTS. Copies of all documents listed or described in the Disclosure Schedule have been furnished or made available to the Buyer. All such documents are true and complete copies, and there are no amendments or modifications thereto, except as expressly noted in the Disclosure Schedule.

          (r) BROKERS' FEES. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (s) DISCLOSURE. Neither this Agreement nor any of the schedules or exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to the Buyer which materially affects adversely or could reasonably be anticipated to materially affect adversely the Acquired Assets.

          (t) INVESTMENT REPRESENTATIONS. The Seller hereby represents and warrants to the Buyer with respect to the acquisition of the Shares as follows:

                    (i) INVESTMENT EXPERIENCE. The Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Buyer so that the Seller is capable of evaluating the merits and risks of its investment in the Buyer and has the capacity to protect its own interests.

                    (ii) ACCREDITED INVESTOR. The Seller is either (i) an "accredited investor" as that term is defined in Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, or (ii) has a preexisting personal or business relationship with the Buyer or any of its officers, directors or controlling persons, or by reason of the Seller's business or financial experience or the business or financial experience of the Seller's professional advisors who are unaffiliated with and who are not compensated by the Buyer or any affiliate or selling agent of the Buyer, directly or indirectly, has the capacity to protect the Seller's own interests in connection with the acquisition of the Shares.

                    (iii) INVESTMENT. The Seller is acquiring the Shares for investment by the Seller and its affiliates, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Seller understands that the Shares have not been, and will not be, registered under the Securities Act of 1933 ("Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller's representations as expressed herein.

                    (iv) RULE 144. The Seller acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Buyer, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three month period not exceeding specified limitations.

                    (v) ACCESS TO DATA. The Seller has had an opportunity to discuss the Buyer's business, management and financial affairs with its management. The Seller also has had an opportunity to ask questions of officers of the Buyer, which questions were answered to its satisfaction. The Seller understands that such discussions, as well as any written information issued by the Buyer, were intended to describe certain aspects of the Buyer's business and prospects but were not a thorough or exhaustive description. The Seller's decision to enter into the transactions contemplated hereby is based on its own evaluation of the risks and merits of the purchase and the Buyer's proposed business activities. Without limiting the generality of the foregoing, the Seller has had the opportunity to obtain and to review the following documents of the Buyer: (1) Registration Statement on Form S-4 (Registration
No. 333-02642) filed with the Securities and Exchange Commission (the "SEC") on March 25, 1996, as amended, (2) Annual Report on Form 10-K for the fiscal year ended June 30, 1996, (3) Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996, and December 31, 1996, (4) Current Report on Form 8-K, dated July 15, 1996, and (5) definitive Proxy Statement for its 1996 Annual Meeting of Stockholders, in each case as filed with the SEC. The Buyer understands that its investment in the Securities involves a high degree of risk.

                    (vi) TAX LIABILITY. The Seller has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such tax consequences, the Seller relies solely on such advisors and not on any statements or representations of the Buyer or any of its agents. The Seller understands and agrees that it (and not the Buyer) shall be responsible for any of its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

          (a) ORGANIZATION AND CAPITALIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. As of February 19, 1997, the authorized capital stock of the Company consisted of (a) 100,000,000 shares of Common Stock, $.01 par value per share, of which 10,698,446 shares are validly issued and outstanding, fully paid and non-assessable, and (b) 25,000,000 shares of Preferred Stock, $.01 par value per share, of which 3,500 shares have been designated "Series A Convertible Preferred Stock" and no shares are issued and outstanding 3,500 shares have been designated "Series B Convertible Preferred Stock" and 3,025 shares are issued and outstanding.

          (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Buyer has taken all actions required for the execution, delivery and performance of this Agreement and the Registration Rights Agreement described in Section 5(d) by the Buyer, the purchase of the Acquired Assets and the issuance of the Shares to the Seller as provided herein. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms. The persons who have executed this Agreement on behalf of the Buyer have been duly authorized to do so by the Buyer.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the actions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, bent of indebtedness, security interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except that the consent of the Buyer's primary lender is required to consummate the transactions contemplated by this Agreement. Other than federal and state securities law notices in connection with the issuance of the Shares, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) CONCERNING THE SHARES. The Shares have been duly authorized and when issued in accordance with this Agreement, and the Common Stock, when issued upon conversion of the Shares, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Buyer, as such, to acquire any of the Shares. The Common Stock is listed for trading on the Nasdaq SmallCap Market ("NASDAQ") and (1) the Buyer and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Buyer has not been notified since January 1, 1994 by the National Association of Securities Dealers, Inc. ("NASD") of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq (except for the notices dated February 22, 1995, March 16, 1995, April 13, 1995, and October 24, 1996, and December 3, 1996, regarding matters which have been rectified) and (3) no suspension of trading in the Common Stock is in effect.

          (e) APPROVALS. No authorization, approval or consent of or filing with any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Buyer is required to be obtained by the Buyer for the issuance and sale of the Shares and the Common Stock issuable upon conversion thereof other than (1) listing of the Common Stock on Nasdaq and (2) the requirements of any applicable blue sky laws. The Buyer has taken or will take all actions necessary for such listing and has satisfied the requirements of all applicable blue sky laws.

          (f) SEC REPORTING STATUS AND FILINGS. The Buyer has timely filed with the SEC all reports and other information required to be filed under Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), except that the Company did not timely file with the SEC either its Annual Report on Form 10-K for the fiscal year ended June 30, 1996, or its Form 10-Q for the quarter ended September 30, 1996. Since June 30, 1996, the Company has not filed any reports or other information with the SEC pursuant to Sections 13(a), 14 and 15(d) of the 1934 Act other than the reports and other information identified in Section 3(t)(v).

          (g) INFORMATION PROVIDED. The information provided by or on behalf of the Buyer to the Seller and referred to in Section 4(f) of this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (h) LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Buyer or any of its subsidiaries, threatened against or affecting the Buyer or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Buyer and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Buyer to perform its obligations under, this Agreement or any of such other documents.

          (i) BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     5. POST-CLOSING COVENANTS AND AGREEMENTS. The Parties agree as follows with respect to the period following the Closing.

          (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, all at the sole cost and expense of the requesting Party.

          (b) CERTAIN EMPLOYEES OF THE SELLER'S BUSINESS. The Buyer shall offer employment to those employees of the Seller's Business listed on SCHEDULE 6, effective upon the Closing. The Seller shall retain all liabilities with respect to the termination of its employees not listed on SCHEDULE 6. With respect to the employees listed on SCHEDULE 6, the Buyer shall assume all liabilities arising with respect to those employees after the Closing Date and all liabilities for severance and similar compensation of those employees with respect to their employment with the Seller or its predecessors. If within six months following the Closing, the Buyer employs any employee of the Seller not hired by the Buyer at the Closing, the Buyer shall reimburse the Seller for any severance costs paid by the Seller in connection with such employee.

          (c) CERTAIN DISTRIBUTION RIGHTS. For a period of four months following the Closing, WMG and its affiliates shall continue to have the exclusive right to distribute the Existing Titles. To the extent that inventory retained by the Seller is insufficient to meet sales made in such period, WMG shall have the right, at its expense, to manufacture for sale the Existing Titles. Within six months following the Closing, WMG shall account to the Buyer for sales made after the Closing and shall remit to the Buyer a fee of 15% of net sales after all discounts, price protection and a returns reserve of 15%. To the extent sales by WEA result in royalties becoming payable to developers (after recoupment of all recoupable amounts), the Buyer shall inform WMG of the amounts of such royalties, and WMG shall promptly remit such amounts to the Buyer. The Buyer shall account to and pay all royalties due to developers.

          (d) CERTAIN AGREEMENTS. At the Closing the Buyer and the Seller shall enter a Registration Rights Agreement in the form attached hereto as EXHIBIT C.

          (e) REPORTING STATUS. So long as the Seller beneficially owns any of the Shares or the Common Stock issuable upon conversion thereof, the Buyer shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          (f) BOARD SEAT. Following the Closing, the Buyer will use its reasonable best efforts to have a designee, if any, of WMG appointed or elected to the Board of Directors of the Buyer to serve for so long as the Seller holds at least one-half (1/2) of the Shares issued to it pursuant to Section 2(c). Any such designee shall be reimbursed by the Buyer for out-of-pocket costs incurred in attending the Buyer's Board of Directors meetings.

          (g)  CONDITION TO TRANSFER OF CERTAIN CONTRACTS.

               (i) The Seller agrees that it will use its best efforts to obtain the necessary consents to the assignment of each Assumed Contract which by its terms requires the consent of any of the other contracting parties thereto to an assignment to the Buyer.

               (ii) At the Closing the Buyer may elect to close the transactions contemplated hereby notwithstanding the fact that the Seller may have failed to obtain consents to the transfer of one or more Assumed Contracts which by their terms require the consent of any other contracting party thereto to the assignment thereof to the Buyer. The terms of this paragraph (ii) shall govern the transfer of the benefits of each such Assumed Contract. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that at the Closing the Seller will not assign to the Buyer any Assumed Contract which by its terms requires the consent of any other contracting party thereto unless each consent has been obtained prior to the Closing Date. With respect to each such unassigned Assumed Contract, after the Closing Date the Seller shall continue to deal with the other contracting party(ies) to that Assumed Contract as the prime contracting party and shall use its best efforts to obtain the consent of all required parties to the assignment of such Assumed Contract, but the Buyer shall be entitled to the benefits of such Assumed Contract accruing after the Closing Date to the extent that the Seller may provide the Buyer with such benefits without violating the terms of such Assumed Contract; and the Buyer agrees to perform at its sole expense all of the obligations of the Seller to be performed under such Assumed Contract the benefits of which the Buyer is receiving after the Closing Date.

     6.   INDEMNIFICATION.

          (a) INDEMNIFICATION OF LOSSES. The Seller hereby indemnifies the Buyer against Losses (as defined below), and the Buyer hereby indemnifies the Seller against Losses, as set forth in this Section 6. If the Buyer shall have suffered a Loss by reason of (i) the breach of any of the representations or warranties or covenants made by the Seller herein, or (ii) any liability or claim arising prior to the Closing with respect to the Seller's Business (except the Assumed Liabilities but including the claims and litigation disclosed on
SCHEDULE 3(M)), the Buyer shall be indemnified for such Loss by the Seller as set forth in this Section 6; if the Seller shall have suffered a Loss by reason of (iii) the breach of any of the representations or warranties or covenants made by the Buyer herein (iv) the manufacture or sale of the Seller's Products by the Buyer after Closing, or (v) the Assumed Liabilities, the Seller shall be indemnified for such Loss by the Buyer as set forth in Section 6. The party who is requested to provide indemnity is herein referred to as "INDEMNITOR" and the party requesting indemnity is herein referred to as "INDEMNITEE." "LOSS" shall mean any losses, liabilities, claims, damages and expenses incurred including, without limitation, penalties, fines, interest, amounts paid in settlement and reasonable fees and disbursements of counsel, and reasonable expenses incurred in connection with any investigation, action, suit or proceeding instituted against Indemnitee.

          (b) PAYMENT. At such time as the indemnifiable amount of a Loss as been determined in accordance with this Section 6 (a "LIQUIDATED CLAIM"), (A) if resulting from a claim made by the Buyer, the Seller shall immediately pay the Buyer the amount of the Liquidated Claim if the Liquidated Claim is described in
Section 6(a)(ii) or shall surrender a portion of the Shares as provided in
Section 6(f) if the Liquidated Claim is described in Section 6(a)(i), or (B) if resulting from a claim made by the Seller, the Buyer shall immediately pay the Seller the amount of the Liquidated Claim, as the case may be. No forbearance of an Indemnitee in demanding payment from an Indemnitor shall act as a waiver of any right of Indemnitee to receive payment from Indemnitor, nor shall it relieve Indemnitor of any obligation to Indemnitee under this Agreement.

          (c) NOTICE OF CLAIMS. If Indemnitee has any claim for a Loss (a "CLAIM"), it will give prompt written notice thereof to Indemnitor, including in such notice a brief description of the facts upon which Claim is based and the amount thereof.

          (d) THIRD PARTY CLAIMS. If Indemnitee becomes aware of a Third Party Claim which it believes may result in a Claim (a "THIRD PARTY CLAIM"), Indemnitee shall notify Indemnitor of such Third Party Claim, and Indemnitor shall be entitled, at the expense of Indemnitor, to defend such Third Party Claim.

          (e) DISPUTED CLAIMS. If Indemnitor objects to any Claim or Third Party Claim, it shall give written notice of such objection and brief statement of the grounds of such objection to Indemnitee within twenty (20) business days after notice is received. If no such notice is given, such claim shall be a Liquidated Claim. If such objection is made, Indemnitor and Indemnitee shall meet and use their best efforts to settle the dispute in writing which when resolved shall be a Liquidated Claim. If no such settlement is reached, the parties will submit their dispute to arbitration pursuant to Section 7(p) hereof.

          (f)  SURRENDER OF SHARES

               (i) If the Buyer suffers any Losses described in Section 6(a)(i) hereof, the Buyer's sole and exclusive remedy for Losses shall be the surrender by the Seller of Shares to the Buyer, provided that the Seller shall not be required to surrender, in the aggregate, more than one third of the Shares (subject to appropriate adjustment for stock splits, reverse splits and stock dividends).

               (ii) The Seller shall surrender Shares to the Buyer with respect to Losses described in Section 6(a)(i) hereof at the rate of one Share for each $3.375 of Liquidated Claim with respect thereto.

               (iii) No surrender of Shares shall be made with respect to Liquidated Claims described in Section 6(a)(i) until the aggregate amount thereof exceeds $100,000, whereupon reduction shall be made for all such Liquidated Claims.

          (g) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in this Agreement will continue for a period of two (2) years from the date of Closing.

     7.   MISCELLANEOUS.

          (a) PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Party prior to making the disclosure).

          (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

          (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

          (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given five business days after mailing if sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

               If to the Seller:

               Inscape
               c/o Warner Music Group Inc.
               4000 Warner Blvd.
               Burbank, CA 91522-1606
               Attention: General Counsel

               Copy to:

               Warner Music Group Inc.
               75 Rockefeller Plaza
               New York, NY 10019
               Attention: General Counsel

               If to the Buyer:

               Graphix Zone, Inc.
               42 Corporate Park, Suite 200
               Irvine, CA 92606
               Attn: President

               Copy to:

               Snell & Wilmer L.L.P.
               1920 Main Street, Suite 1200
               Irvine, CA 92614
               Attn: Gregg Amber, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it any is received by the person for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

          (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller.

          (j) EXPENSES. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (k) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          (l) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (m) BULK TRANSFER LAWS. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. The Seller shall indemnify the Buyer for any liability with respect to any such non-compliance.

          (n) TRANSFER TAXES. Any and all sales, use or other transfer taxes arising from the transactions contemplated by this Agreement will be paid equally by the Buyer and the Seller.

          (o) CONFIDENTIALITY OF INFORMATION. All information given to a Party by the other Party in connection with this Agreement and designated as "confidential" by the disclosing Party ("CONFIDENTIAL INFORMATION") shall be used only for purposes related to the consummation of the transactions contemplated herein, and shall be disclosed to the receiving Party's employees and representatives only on a "need to know" basis in connection with such purposes. If the Closing does not occur for any reason, each Party shall maintain in confidence all Confidential Information of the other Party, shall return to the disclosing Party all tangible embodiments (and all copies) of such Confidential Information and shall not use such Confidential Information for any purpose; provided, that the forgoing restrictions shall not apply to: (a) information which is or which becomes a matter of public knowledge through no act or failure to act of the receiving Party, its representatives or employees,
(b) information which becomes available to the receiving Party from a source not under an obligation of confidentiality to the disclosing Party, or
(c) information which was known to receiving Party prior to its disclosure to the receiving Party by the disclosing Party. The Parties shall also treat as confidential the terms of this Agreement, except as provided in Section 7(a).

          (p) ARBITRATION. In the event of any dispute arising under this Agreement, the Parties shall first attempt to resolve such dispute by negotiation and mediation, if necessary. If such dispute is not resolved in thirty (30) days, or such longer period as the Buyer and the Seller may agree, the Buyer and the Seller will each select an arbitrator to serve on a three-party arbitration panel and the selected arbitrators will select the third arbitrator. Arbitration under this Agreement will be conducted in Orange County, California pursuant to the rules of the American Arbitration Association. Each side shall bear its own expenses in connection with such arbitration. The decision of the arbitrators will be final and binding upon the Buyer and the Seller, and shall be enforceable in any court of competent jurisdiction.

          (q) GUARANTEE BY WMG. WMG shall guarantee the performance of the Seller's obligations under this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                              GRAPHIX ZONE, INC.


                              By:
                                 ----------------------------------------------

                              Title:
                                    -------------------------------------------


                              INSCAPE

                              By: Warner Music Multimedia Inc.
                              Title: General Partner

                              Warner Music Multimedia Inc.


                              By:
                                 ----------------------------------------------

                              Title:
                                    -------------------------------------------


                              WARNER MUSIC GROUP INC.


                              By:
                                 ----------------------------------------------

                              Title:
                                    -------------------------------------------